                                                                    EXHIBIT 4.2

                                                                               .
                                                                               .
                                                                               .

                                TABLE OF CONTENTS

                                                                       PAGE
1.       Demand Registrations......................................     2

         (a)      Requests for Registration........................     2

         (b)      Number of Demand Registrations...................     2

         (c)      Short-Form Registrations.........................     3

         (d)      Priority on Demand Registrations.................     3

         (e)      Restrictions on Demand Registrations.............     4

         (f)      Selection of Underwriters........................     5

         (g)      Other Registration Rights........................     5

2.       Piggyback Registrations...................................     6

         (a)      Right to Piggyback...............................     6

         (b)      Piggyback Expenses...............................     6

         (c)      Priority on Primary Registrations................     6

         (d)      Priority on Secondary Registrations..............     6

         (e)      Selection of Underwriters........................     7

3.       Holdback Agreements.......................................     7

4.       Registration Procedures...................................     7

5.       Registration Expenses.....................................     9

6.       Indemnification...........................................    10

         (e)      Contribution.....................................    11

7.       Rule 144..................................................    12

8.       Participation in Underwritten Registrations...............    12

9.       Definitions...............................................    12

10.      Miscellaneous.............................................    13

         (a)      No Inconsistent Agreements.......................    13

         (b)      Adjustments Affecting Registrable Securities.....    14

         (c)      Remedies.........................................    14

         (d)      Amendments and Waivers...........................    14

         (e)      Successors and Assigns...........................    14

         (f)      Severability.....................................    14

         (g)      Counterparts.....................................    14

                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                       PAGE
         (h)      Descriptive Headings.............................    15

         (i)      Governing Law....................................    15

         (j)      Notices..........................................    15

         (k)      Termination......................................    17

                                       ii.

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of June 20, 2002 by and among ANADYS PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY"), CARE CAPITAL, LLC ("CARE CAPITAL") and all other purchasers of the Series C Convertible Preferred Stock, par value $.01 per share (the "SERIES C PREFERRED STOCK"), of the Company pursuant to the Series C Convertible Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") dated as of the date hereof (collectively with Care Capital, the "SERIES C STOCKHOLDERS"), SGC Partners I, LLC, SG Cowen Ventures I, L.P. (collectively "SGCP") and all other holders of the Company's Series B Preferred Stock, par value $.01 per share (collectively with SGCP, the "SERIES B STOCKHOLDERS"), Societe Financiere d'Innovation, Sofinov, Biomedicine, L.P., Aventis, S.A. and Bristol-Myers Squibb Pharma Company (collectively, the "SERIES A-5 STOCKHOLDERS"), Shire Pharmaceuticals Group plc (the "SERIES A-4 STOCKHOLDER"), the holders of shares of the Company's Series A-3 Preferred Stock, par value $.01 per share (the "SERIES A-3 STOCKHOLDERS"), the holders of shares of the Series A-2 Preferred Stock, par value $.01 per share (the "SERIES A-2 STOCKHOLDERS"), the holders of shares of the Series A-1 Preferred Stock, par value $.01 per share (the "SERIES A-1 STOCKHOLDERS" and together with the Series A-2 Stockholders, Series A-3 Stockholders, Series A-4 Stockholders and Series A-5 Stockholders, the "SERIES A STOCKHOLDERS"), each as listed on SCHEDULE A attached hereto, and each of the persons listed on SCHEDULE B attached hereto (the "ASKLIPIOS STOCKHOLDERS," and collectively with the Series C Stockholders, the Series B Stockholders and the Series A Stockholders, the "STOCKHOLDERS").

                                    RECITALS

         A. In connection with the purchase of the shares of Preferred Stock of the Company by the Series B Stockholders, the Company, the Series B Stockholders, certain of the Series A Stockholders and the Asklipios Stockholders entered into that certain Amended and Restated Registration Rights Agreement, dated as of December 5, 2000 (the "DECEMBER 2000 REGISTRATION RIGHTS AGREEMENT"), which December 2000 Registration Rights Agreement amended and restated that certain Registration Rights Agreement dated as of May 22, 2000 by and among the Company and certain stockholders of the Company (the "MAY 2000 REGISTRATION RIGHTS AGREEMENT").

         B. The Company and the Series C Stockholders are parties to the Purchase Agreement.

         C. In order to induce the Series C Stockholders to enter into the Purchase Agreement, the Company has agreed to provide the Series C Stockholders certain registration rights as set forth herein.

         D. The parties hereto desire to amend and restate the December 2000 Registration Rights Agreement as provided herein. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 9 hereof.

                                       1.

         E. By executing and delivering this Agreement, the Company and the Stockholders have approved the amendment, restatement and termination of (i) the December 2000 Registration Rights Agreement in accordance with the requirements set forth in Section 10(d) of the December 2000 Registration Rights Agreement and (ii) Section 7 of that certain Series C Preferred Stock Purchase Agreement, dated as of May 17, 1996 (together, the "PRIOR AGREEMENTS").

         NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto agree as follows:

         1.       DEMAND REGISTRATIONS.

                  (a) REQUESTS FOR REGISTRATION. Subject to the provisions of Sections 1(b) and 1(c) below, (i) at any time and from time to time after the earlier of (a) the expiration of a holdback period (as provided for in Section 3 of this Agreement), if any, and (b) December 20, 2005 (the "SERIES B
STOCKHOLDER DEMAND PERIOD"), the holders of a majority of the then outstanding Registrable Securities held by the Series B Stockholders may request registration, (ii) at any time and from time to time after the earlier of (a) the expiration of a holdback period (as provided for in Section 3 of this Agreement), if any, and (b) December 20, 2005 (the "SERIES C STOCKHOLDER
DEMAND PERIOD"), the holders of a majority of the then outstanding Registrable Securities held by the Series C Stockholders may request registration, whether underwritten or otherwise, under the Securities Act of all or part of the Registrable Securities held by (I) such Series B Stockholders, or (II) such Series C Stockholders, as the case may be, in each case on Form S-1 or any similar long-form registration statement (collectively, "LONG-FORM REGISTRATIONS") or on Form S-2 or S-3 or any similar short-form registration statement ("SHORT-FORM REGISTRATIONS"), if available. All registrations requested pursuant to this Section 1(a) are referred to herein as "DEMAND REGISTRATIONS". Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request for a Long-Form Registration or Short-Form Registration, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include (subject to the provisions of this Agreement) in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

                  (b)      NUMBER OF DEMAND REGISTRATIONS.

                           (i)      The holders of a majority of the then
outstanding Registrable Securities held by the Series B Stockholders shall be entitled to request one (1) Demand Registration with respect to Registrable Securities held by such Series B Stockholders, in which the Company will pay all Registration Expenses as set forth in Section 5 hereof; provided, that the aggregate value of the securities to be offered pursuant to the Demand Registration must be at least $10,000,000. A registration shall not count as the permitted Demand Registration until it has become effective and unless the requesting Series B Stockholders are able to register and sell all of the Registrable Securities that such Series B Stockholders have requested to be included in such registration.

                                       2.

                           (ii)     The holders of a majority of the then
outstanding Registrable Securities held by the Series C Stockholders shall be entitled to request two (2) Demand Registrations with respect to Registrable Securities held by such Series C Stockholders, in which the Company will pay all Registration Expenses as set forth in Section 5 hereof; provided, that the aggregate value of the securities to be offered pursuant to the Demand Registration must be at least $10,000,000. A registration shall not count as one of the permitted Demand Registrations unless it has become effective and unless the requesting Series C Stockholders are able to register and sell all of the Registrable Securities that such Series C Stockholders have requested to be included in such registration.

                  (c)      SHORT-FORM REGISTRATIONS.

                           (i)      Demand Registrations shall be Short-Form
Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

                           (ii)     The holders of (a) a majority of the then
outstanding Registrable Securities held by the Series A-1 Stockholders, (b) a majority of the then outstanding Registrable Securities held by the Series A-2 Stockholders, (c) a majority of the then outstanding Registrable Securities held by the Series A-3 Stockholders, (d) a majority of the then outstanding Registrable Securities held by the Series A-4 Stockholder, and (e) a majority of the then outstanding Registrable Securities held by the Series A-5 Stockholders, shall each be entitled to request two Short-Form Registrations with respect to the Registrable Securities held by them in which the Company shall pay all Registration Expenses; provided, that (x) the aggregate value of the securities to be offered pursuant to such Short-Form Registration must be at least $1,000,000 and (y) the Company qualifies to use a Form S-2 or S-3 or any similar short-form registration statement.

                           (iii)    The holders of a majority of the then
outstanding Registrable Securities held by the Series A Stockholders shall be entitled to request an unlimited number of Short-Form Registrations with respect to the Registrable Securities held by them in which the Company shall pay all Registration Expenses; provided, that (a) the aggregate value of the securities to be offered pursuant to such Short-Form Registration must be at least $1,000,000 and (b) the Company qualifies to use a Form S-2 or S-3 or any similar short-form registration statement.

                           (iv)     In addition to the Demand Registration
provided pursuant to Section 1(b), the holders of a majority of the then outstanding Registrable Securities held by the Series B Stockholders shall be entitled to request an unlimited number of Short-Form Registrations with respect to the Registrable Securities held by them in which the Company shall pay all Registration Expenses; provided, that (a) the aggregate value of the securities to be offered pursuant to such Short-Form Registration must be at least $500,000 and (b) the Company qualifies to use a Form S-2 or S-3 or any similar short-form registration statement.

                           (v)      In addition to the Demand Registrations
provided pursuant to Section 1(b), the holders of a majority of the then outstanding Registrable Securities held by the

                                       3.

Series C Stockholders shall be entitled to request an unlimited number of Short-Form Registrations with respect to the Registrable Securities held by them in which the Company shall pay all Registration Expenses; provided, that (a) the aggregate value of the securities to be offered pursuant to such Short-Form Registration must be at least $500,000 and (b) the Company qualifies to use a Form S-2 or S-3 or any similar short-form registration statement.

                  (d)      PRIORITY ON DEMAND REGISTRATIONS.

                           (i)      The Company shall not include in any Demand
Registration requested by a majority in interest of the then outstanding Registrable Securities held by the Series B Stockholders during the Series B Stockholder Demand Period (a "SERIES B DEMAND REGISTRATION") any securities that are not Registrable Securities held by the Series B Stockholders without the prior written consent of a majority in interest of the then outstanding Registrable Securities held by the Series B Stockholders. If such a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder by the Series B Stockholders, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to a majority in interest of the then-outstanding Registrable Securities held by the Series B Stockholders, then, the number of shares to be included in such registration, which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, shall be allocated first, pro rata among the Series B Stockholders on the basis of the amount of Registrable Securities owned by each such holder, second, pro rata among the Series C Stockholders on the basis of the amount of Registrable Securities owned by each such holder, third, pro rata among the Series A Stockholders and the Asklipios Stockholders on the basis of the amount of Registrable Securities owned by each such holder and fourth, pro rata among any stockholder of the Company (other than a Stockholder) on the basis of the number of shares of Company capital stock owned by such stockholder on an as-converted-to-Common Stock basis.

                           (ii)     The Company shall not include in any Demand
Registration requested by a majority in interest of the then outstanding Registrable Securities held by the Series C Stockholders during the Series C Stockholder Demand Period (a "SERIES C DEMAND REGISTRATION") any securities that are not Registrable Securities held by the Series C Stockholders without the prior written consent of a majority in interest of the then outstanding Registrable Securities held by the Series C Stockholders. If such a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder by the Series C Stockholders, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to a majority in interest of the then outstanding Registrable Securities held by the Series C Stockholders, then, the number of shares to be included in such registration, which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, shall be allocated first, pro rata among the Series C Stockholders on the basis of the amount of Registrable Securities owned by each such holder, second, pro rata among the Series B Stockholders on the basis of the amount of Registrable Securities owned by each such holder, third, pro rata among the Series A Stockholders and the

                                       4.

Asklipios Stockholders on the basis of the amount of Registrable Securities owned by each such holder and fourth, pro rata among any stockholder of the Company (other than a Stockholder) on the basis of the number of shares of Company capital stock owned by such stockholder on an as-converted-to-Common Stock basis.

                           (iii)    Any Persons other than holders of
Registrable Securities who participate in Demand Registrations that are not at the Company's expense must pay their share of the Registration Expenses as provided in Section 5 hereof.

                  (e) RESTRICTIONS ON DEMAND REGISTRATIONS. The Company shall not be obligated to effect any Demand Registration (i) within 90 days after the effective date of a Listing occurring after the First Listing, unless
(A) the Series B Stockholders or the Series C Stockholders, as the case may be, requesting the Demand Registration hold more than 10% of the then outstanding Registrable Securities, or (B) any Stockholders other than the Series B Stockholders or the Series C Stockholders exercise any demand registration rights granted by the Company to such holders, whereupon the Company shall include in such registration the number of Registrable Securities requested to be included (which in the opinion of the underwriters can be sold in an orderly manner within the price range of such offering, if such offering is an underwritten offering) pro rata between the Stockholders exercising such demand registration rights on the basis of the amount of Registrable Securities owned by each such holder, or (ii) if, at the time the Series B Stockholders or the Series C Stockholders request such Demand Registration, (A) the Company has during the prior 60 day period previously notified such Stockholder(s) in writing that the Company has determined to register any of its securities on its own behalf within the next 90 day period, (B) such Stockholder(s) have not responded in writing to the Company within fourteen (14) days after receiving such notice stating that such Stockholder(s) are requesting a Demand Registration pursuant to the terms and conditions of this Agreement, and (C) the Company has not abandoned its efforts to register its securities. In addition, if, within 10 days after the Company's receipt of a request for a Series B Demand Registration, the Company receives a request for a Series C Demand Registration from the holders of a majority of the then outstanding Registrable Securities held by the Series C Stockholders, the Company shall not effect such Series B Demand Registration until the earlier to occur of (i) the date that is ninety (90) days after the effective date of the Series C Demand Registration,
(ii) the abandonment of such Series C Demand Registration or (iii) the date that is one hundred eighty (180) days after the date on which the request for a Series C Demand Registration is received by the Company; provided, however, that the foregoing limitations shall not apply to more than one (1) Series B Demand Registration. The Company may postpone for up to 60 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to interfere with any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or other material transaction; provided, that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

                                       5.

                  (f) SELECTION OF UNDERWRITERS. The holders of a majority of the Registrable Securities initially requesting registration under Section 1 shall have the right to select the investment banker(s) and manager(s) to administer the offering, provided that investment banker(s) and manager(s) are nationally recognized; and provided, further that such investment banker(s) and manager(s) are approved by the Company, which approval shall not be unreasonably withheld.

                  (g) OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request that the Company register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of a majority in interest of the Series B Preferred Stock and a majority in interest of the Series C Preferred Stock, unless such rights granted to such Persons are subordinate to the rights granted to the Series B Stockholders and Series C Stockholders.

         2.       PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act (including a Short-Form Registration pursuant to Section 1(c) above but excluding (i) a Demand Registration, (ii) any registration on Form S-8 or S-4 or any similar form, or
(iii) a registration the primary purpose of which is to register debt securities (i.e., in connection with a so-called "EQUITY KICKER")) and the registration form to be used may be used for the registration of Registrable Securities (a "PIGGYBACK REGISTRATION"), the Company shall give prompt written notice (and in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

                  (b) PIGGYBACK EXPENSES. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

                  (c) PRIORITY ON PRIMARY REGISTRATIONS. Subject to the provisions of Section 2(a) above, if a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company will include in such registration all Registrable Securities requested to be included in such registration; provided, that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included by the Series C Stockholders, allocated pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, (iii) third, the Registrable Securities requested to be included in such registration by all other holders of Registrable Securities, allocated pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iv) fourth, other securities requested to be included in such registration.

                                       6.

                  (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (which registration is made pursuant to Section 1(b) above or, if applicable, is consented to pursuant to Section 1(g) above), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration
(i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included by the Series C Stockholders, allocated pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, (iii) third, the Registrable Securities requested to be included in such registration by all other holders of Registrable Securities, allocated pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iv) fourth, other securities requested to be included in such registration.

                  (e) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by (i) the Company and (ii) the holders of a majority of the Registrable Securities included in such Piggyback Registration, which approvals shall not be unreasonably withheld.

         3. HOLDBACK AGREEMENTS. Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of (i) equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of the First Listing (except for sales of securities as part of such First Listing) or (ii) Registrable Securities during the seven days prior to and the 90 day period beginning on the effective date of any Listing by the Company on its own behalf (other than the First Listing), unless the underwriters managing the registered public offering otherwise agree.

         4. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

                  (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement

                                       7.

effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use its best efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each seller of such Registrable Securities on a timely basis, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement (read in conjunction with any documents incorporated by reference therein) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading (following which the Company shall promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, with the time required to prepare such supplement or amendment being added to the 180-day period set forth in Section 4(b) above);

                  (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be quoted on the National Association of Securities Dealers, Inc. (the "NASD") automated quotation system and, if quoted on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

                  (g) provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such registration statement;

                                       8.

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

                  (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

                  (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order (provided that the time required to obtain such withdrawal shall be added to the 180-day period set forth in Section 4(b) above);

                  (m) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

                  (n) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement).

                                       9.

         5.       REGISTRATION EXPENSES.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company, fees and disbursements, not to exceed $25,000 in the aggregate in connection with any one or a series of related registration statements, of one counsel selected by a majority in interest of the sellers of Registrable Securities, and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

                  (b) The holders of Registrable Securities included in each Demand Registration and each Piggyback Registration shall pay all underwriting discounts and selling commissions applicable to the sale of their securities and all fees and disbursements of their counsel.

                  (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

         6.       INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, its officers and directors or general and limited partners, members, managers and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, joint or several, and expenses (as such are incurred) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document incident to such registration or any amendment thereof or supplement thereto, any "blue sky" application or other document executed by the Company specifically for that purpose or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company or its agents of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such regulation, except insofar as the same are (i) incurred as a result of the use or delivery of a prospectus by such holder subsequent to the holder's receipt of notification pursuant to Section 4(e) and prior to the delivery to such holder of the supplement or amendment referenced in said Section 4(e) or (ii) caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of

                                      10.

the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests and expressly states are for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (as such are incurred) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, general partner, limited partner, member, manager or controlling Person of such indemnified party and shall survive the transfer of securities.

                  (e) CONTRIBUTION. If the indemnification provided for in this Section 6 shall for any reason be held by a court to be unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof,

                                      11.

then, in lieu of the amount paid or payable under paragraph (a) or (b) hereof, the indemnified party and the indemnifying party under paragraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by such registration statement that resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage, liability, or action in respect thereof, as well as any other relevant equitable consideration, or (ii) if the allocation provided by such clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of such securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; provided, however, that the contribution of any seller under this Section 6(e) shall be limited to the amount of net proceeds received by such seller from the offering giving rise to such contribution. Such prospective Sellers' obligations to contribute as provided in this paragraph (e) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement, and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

         7. RULE 144. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, except as provided in paragraph (c) below, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor rule);

                  (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) Furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 (or any successor rule) and, at any time after it has become subject to such reporting requirements, of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration.

         8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or

                                      12.

Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that, no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

         9.       DEFINITIONS.

         "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FIRST LISTING" means the effective date of the first Listing.

         "LISTING" means the admission of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), on any national stock exchange or the sale of the Common Stock in an underwritten public offering registered under the Securities Act.

         "PREFERRED STOCKHOLDERS" means the Series A Stockholders, Series B Stockholders and Series C Stockholders.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "REGISTRABLE SECURITIES" means (i) any shares of Common Stock issued or issuable to the Preferred Stockholders upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or otherwise acquired by, or issued or issuable to, the Preferred Stockholders on or after the date hereof, it being understood that none of the Preferred Stockholders shall be obligated to convert their shares into shares of Common Stock in order to make a Demand Registration or otherwise avail themselves of the rights granted pursuant to this Agreement, (ii) any shares of Common Stock issued to the Asklipios Stockholders, (iii) any capital stock of the Company acquired by the Preferred Stockholders or the Asklipios Stockholders on or after the date hereof, and (iv) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clauses (i), (ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but

                                      13.

disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

         10.      MISCELLANEOUS.

                  (a) NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to its securities which is adverse or superior to the rights granted to the Series A-4 Stockholders, the Series A-5 Stockholders, the Series B Stockholders and the Series C Stockholders pursuant to the terms and conditions of this Agreement.

                  (b) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                  (c) REMEDIES. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (d) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of (i) the Company, (ii) Stockholders who hold at least 75% of the Registrable Securities underlying the Company's Series B Preferred Stock, (iii) Stockholders who hold at least 75% of the Registrable Securities underlying the Company's Series C Preferred Stock, (iv) Stockholders who hold at least a majority of the Registrable Securities underlying the Company's Series A-1 Preferred Stock, (v) Stockholders who hold at least a majority of the Registrable Securities underlying the Company's Series A-2 Preferred Stock, (vi) Stockholders who hold at least a majority of the Registrable Securities underlying the Company's Series A-3 Preferred Stock, (vii) Stockholders who hold at least a majority of the Registrable Securities underlying the Company's Series A-4 Preferred Stock, (viii) Stockholders who hold at least a majority of the Registrable Securities underlying the Company's Series A-5 Preferred Stock, and (ix) the Series A Stockholders and the Asklipios Stockholders who hold at least 50% of the Registrable Securities held by all such Series A Stockholders and Asklipios Stockholders, taken as a group.

                                      14.

                  (e) SECOND CLOSING BUYERS. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series C Preferred Stock pursuant to the Purchase Agreement (as such may be amended from time to time in accordance with the provisions thereof), any purchaser of such shares of Series C Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a "Series C Stockholder" hereunder.

                  (f) ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, the Prior Agreements are hereby amended in their entirety and restated herein. Such amendments and restatements shall be effective upon the execution of this Agreement by (i) the Company, (ii) the Series A-4 Stockholder, (iii) Series A-5 Stockholders who hold at least 66% of the Registrable Securities held by all Series A-5 Stockholders, (iv) Series B Stockholders who hold at least 75% of the Registrable Securities held by all Series B Stockholders and (v) Series A-1 Stockholders, Series A-2 Stockholders, Series A-3 Stockholders and Asklipios Stockholders who hold at least 50% of the Registrable Securities held by all such Series A-1 Stockholders, Series A-2 Stockholders, Series A-3 Stockholders and Asklipios Stockholders, taken as a group. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreements are hereby waived, released and superseded in their entirety and shall have no further force or effect.

                  (g) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors (including successors created by amalgamation, merger, or otherwise) and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. Notwithstanding anything to the contrary contained herein, no holder of Registrable Securities may transfer or assign any rights granted to such holder under the terms and conditions of this Agreement unless such holder transfers or assigns at least 25% of the Registrable Securities held by such holder.

                  (h) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (i) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counter-parts taken together shall constitute one and the same Agreement.

                  (j) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                      15.

                  (k) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York without giving effect to the choice of law or conflict of laws principles thereof.

                  (l) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid; provided, however, that certified or registered mail shall not be used to effectuate delivery of any such notices to addresses outside of the United States. Such notices, demands and other communications shall be sent to the addresses indicated below:

         IF TO THE COMPANY:

                  ANADYS PHARMACEUTICALS, INC.
                  9050 Camino Santa Fe
                  San Diego, CA  92121
                  Attention: President
                  Telecopy No.: (858) 527-1540

         WITH COPIES (WHICH SHALL NOT CONSTITUTE NOTICE TO THE COMPANY) TO:

                  COOLEY GODWARD LLP
                  4401 Eastgate Mall
                  San Diego, CA  92121-9109
                  Attention: Thomas A. Coll
                  Telecopy No.: (858) 550-6420

         IF TO THE SERIES A-1 STOCKHOLDERS, SERIES A-2 STOCKHOLDERS OR SERIES A-3 STOCKHOLDERS:

                  To their last known addresses contained in the books and records of the Company.

                                      16.

         WITH COPIES (WHICH SHALL NOT CONSTITUTE NOTICE TO SUCH STOCKHOLDERS)
         TO:

                  MCDERMOTT, WILL & EMERY
                  28 State Street
                  Boston, MA 02109-1775
                  Attention: Mark B. Stein
                  Telecopy No. (617) 535-3800

         IF TO THE SERIES A-4 STOCKHOLDER:

                  SHIRE PHARMACEUTICALS GROUP PLC
                  275 Armand-Frappier Boulevard
                  Laval, Quebec  H7V4A7
                  Canada
                  Attention: Vice President, Legal Affairs
                  Telecopy No. (514) 978-7755

         WITH COPIES (WHICH SHALL NOT CONSTITUTE NOTICE TO THE SERIES A-4 STOCKHOLDER) TO:

                  KIRKLAND & ELLIS
                  153 East 53rd Street
                  New York,  NY  10022
                  Attention: Michael Kalish, Esq.
                  Telecopy No.: (212) 446-4900

         IF TO THE SERIES A-5 STOCKHOLDERS:

         All communications with copies shall be sent as specified in the Purchase Agreement between the Company and the Series A-5 Stockholders dated as of December 15, 1998.

         IF TO THE SERIES B STOCKHOLDERS:

                  SGC PARTNERS I, LLC
                  1221 Avenue of the Americas
                  New York, NY 10020
                  Attention: Justin Hall-Tipping, Managing Director Telecopy No. (212) 278-5454

         WITH COPIES (WHICH SHALL NOT CONSTITUTE NOTICE TO THE SERIES B STOCKHOLDERS) TO:

                  MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C. The Chrysler Center
                  666 Third Avenue
                  New York, NY  10017
                  Attention: Richard R. Kelly, Esq.
                  Telecopy No.: (212) 983-3115

                                      17.

         IF TO THE SERIES C STOCKHOLDERS:

                  CARE CAPITAL, LLC
                  [ADDRESS]
                  [TELECOPY NO.]

         WITH COPIES (WHICH SHALL NOT CONSTITUTE NOTICE TO THE SERIES C STOCKHOLDERS) TO:

                  MORGAN LEWIS
                  502 Carnegie Center
                  Princeton, New Jersey 08540
                  Attention: Steven M. Cohen
                  Telecopy No.: (609) 919-6639

         IF TO ALL OTHER STOCKHOLDERS:

         All communications shall be sent to the address for each other Stockholder listed at the offices of the Company, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. All such communications shall be sent to all parties to this Agreement other than the Series A-4 Stockholder, the Series A-5 Stockholders, the Series B Stockholders and the Series C Stockholders to their last known addresses contained in the books and records of the Company.

                  (m) TERMINATION. The terms and conditions of this Agreement shall terminate and be of no further force and effect upon the third anniversary of the effective date of the First Listing.

                                      18.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       ANADYS PHARMACEUTICALS, INC.

                                       By:______________________________________
                                              Kleanthis G. Xanthopoulos, Ph.D.
                                           President and Chief Executive Officer

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]

CW VENTURES II, L.P.,                     ACCEL IV L.P.

By: CW Partners III, L.P.,                By: Accel IV Associates, L.P.,
    Its General Partner                       Its General Partner

By:___________________________________    By:___________________________________

Name:_________________________________    Name:_________________________________
             General Partner                            General Partner

ACCEL INVESTORS `93 L.P.                  ACCEL JAPAN L.P.

                                          By: Accel Japan Associates, L.P.,
By:___________________________________        Its General Partner

Name:_________________________________
             General Partner              By:___________________________________

                                          Name:_________________________________
                                                        General Partner

ACCEL KEIRETSU L.P.                       ELLMORE C. PATTERSON PARTNERS

By: Accel Partners & Co., Inc.,
    Its General Partner                   By:___________________________________

                                          Name:_________________________________
By:___________________________________                  General Partner

Name:_________________________________    ATLAS VENTURE FUND II, L.P.

Title:________________________________    By: Atlas Venture Associates II, L.P.,
                                              Its General Partner
PROSPER PARTNERS

                                          By:___________________________________
By:___________________________________
                                          Name:_________________________________
Name:_________________________________                  General Partner

Title:________________________________

                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]

NEW ENTERPRISE ASSOCIATES 5               ROVENT II LIMITED PARTNERSHIP

                                          By: Advent International Limited
                                              Partnership, General Partner
By:___________________________________
                                          By: Advent International Corporation,
Name:_________________________________        General Partner
             General Partner

VENROCK ASSOCIATES II, L.P.               By:___________________________________
                                                        Vice President

By:___________________________________    ADVENT INTERNATIONAL INVESTORS II
                                          LIMITED PARTNERSHIP

By:___________________________________    By: Advent International Corporation,
                                              General Partner
Name:_________________________________
             General Partner
                                          By:___________________________________
VENROCK ASSOCIATES                                      Vice President

By:___________________________________

Name:_________________________________
             General Partner

                                          GOLDEN GATE DEVELOPMENT AND
VENROCK ASSOCIATES I, L.P.                INVESTMENT LIMITED PARTNERSHIP

                                          By: Advent International Limited
By:___________________________________        Partnership, General Partner

Name:_________________________________    By: Advent International
             General Partner                  Corporation,General Partner

VENROCK ASSOCIATES L.P.                   By:___________________________________
                                                        Vice President
By:___________________________________

Name:_________________________________
             General Partner

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]

ADVENT PERFORMANCE MATERIALS              LOMBARD ODIER & CIE
LIMITED PARTNERSHIP

By: Advent International Limited          By:___________________________________
    Partnership, General Partner
                                          Name:_________________________________

By: Advent International Corporation,
    General Partner                       Title:________________________________

By:___________________________________
             Vice President
                                          ______________________________________
                                          Thomas A. Bologna
ADVENT PARTNERS LIMITED PARTNERSHIP

By: Advent International Corporation,
    General Partner

By:___________________________________
             Vice President

______________________________________
Bernard Mach

SHIRE PHARMACEUTICALS GROUP PLC, AS
SUCCESSOR IN INTEREST TO BIOCHEM
PHARMA, INC.

By:___________________________________

Name:_________________________________

Title:________________________________

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]

SCRIPT PARTNERS LIMITED PARTNERSHIP

By:___________________________________

Name:_________________________________

Title:________________________________

CDP CAPITAL TECHNOLOGY VENTURES, AS
SUCCESSOR IN INTEREST TO SOCIETE FINANCIERE
D'INNOVATION, SOFINOV

By:___________________________________

Name:_________________________________

Title:________________________________

BIOMEDICINE, L.P.

By: INTERNATIONAL BM BIOMEDICINE
    HOLDINGS (CAYMAN) LTD.,
    its General Partner

By:___________________________________

Name: Dr. Gaudenz I. Staehelin

Title: Chairmen

By:___________________________________

Name: Philip J. Suttcliffe

Title: Director

By:___________________________________

Name: Julie Arnall

Title: Director

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]

AVENTIS, S.A.

By:___________________________________________

Name:_________________________________________

Title:________________________________________

______________________________________________
K. G. Xanthopoulos, Trustee of the K.G.
Xanthopoulos Trust, established January 30,
2002, as successor in interest in Kleanthis G.
Xanthopoulos

______________________________________________
Spyros Artavanis-Tsakonas

______________________________________________
Charles Cohen

______________________________________________
Stelios Papadopoulos

______________________________________________
Carrolee Barlow

______________________________________________
Kathleen Wiltsey

______________________________________________
Peer Bork

DUPONT PHARMA

By:___________________________________________

Name:_________________________________________

Title:________________________________________

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]

______________________________________
K.C. Nicolaou

SGC PARTNERS I LLC

By: SG Merchant Banking Fund L.P.
    its managing member

By: SG Capital Partners L.L.C.
    its general partner

By:___________________________________

Name:_________________________________

Title:________________________________

SG COWEN VENTURES I, L.P.

By:___________________________________

Name:_________________________________

Title:________________________________

PACIFIC RIM LIFE SCIENCE NO. 1
INVESTMENT PARTNERSHIP

By:___________________________________

By:___________________________________

Name:_________________________________

Title:________________________________

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]

PACIFIC RIM LIFE SCIENCE NO. 2
INVESTMENT PARTNERSHIP

By:___________________________________

By:___________________________________

Name:_________________________________

Title:________________________________

PACIFIC RIM LIFE SCIENCE NO. 3
INVESTMENT PARTNERSHIP

By:___________________________________

By:___________________________________

Name:_________________________________

Title:________________________________

NORTHERN STREAM CAPITAL, LLC

By:___________________________________

By:___________________________________

Name:_________________________________

Title:________________________________

______________________________________
Devron Averett

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]

______________________________________
W. Neil Fox

______________________________________
Ronald W. Jawor (with Irmgard Jawor,
as JTWROS)

______________________________________
Irmgard Jawor (with Ronald W. Jawor,
as JTWROS)

______________________________________
Neil J. Sandler

LYNWOOD CORPORATION

By:___________________________________

Name:_________________________________

Title:________________________________

LANDESKREDITBANK                          PRISMA INVEST LTD.
BADEN-WUERTTEMBER-FODERBANK

By:___________________________________    By:___________________________________

Name:_________________________________    Name:_________________________________

Title:________________________________    Title:________________________________

______________________________________
Peter Reikes

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]

CARE CAPITAL INVESTMENTS II, LP           ATLAS VENTURE FUND II, L.P.

By:___________________________________    By:___________________________________

Name:_________________________________    Name:_________________________________

Title:________________________________    Title:________________________________

HBM BIOVENTURES (CAYMAN) LTD.

By:___________________________________

Name: John Arnold

Title: Chairman and Managing Director

                                          FCPR SGAM BIOTECHNOLOGY FUND

VENROCK ASSOCIATES                        By: By SG Asset Management
                                              its management Company

By:___________________________________    By:___________________________________

Name:_________________________________    Name: Jean Grimaldi

Title:________________________________    Title: Head of Private Equity

By:___________________________________    By:___________________________________

Name:_________________________________    Name:_________________________________

Title:________________________________    Title:________________________________

______________________________________
Stelios Papadopoulos

______________________________________
Michael Kamdar

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]

______________________________________
Rodney Young

______________________________________
Charles Mather

______________________________________
Declan Quirke

CHORY WORLAND FAMILY TRUST OF 2001

By:___________________________________

Name: Stephen T. Worland

Title: Co-Trustee

______________________________________
Mark Secrest

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]

                                   SCHEDULE A

CW VENTURES II, L.P.
ACCEL IV L.P.
ACCEL INVESTORS `93 L.P.
ACCEL JAPAN L.P.
ACCEL KEIRETSU L.P.
ELLMORE C. PATTERSON PARTNERS
PROSPER PARTNERS
ATLAS VENTURE FUND II, L.P.
NEW ENTERPRISE ASSOCIATES 5
VENROCK ASSOCIATES
VENROCK ASSOCIATES II, L.P.
ROVENT II LIMITED PARTNERSHIP
GOLDEN GATE DEVELOPMENT AND INVESTMENT LIMITED PARTNERSHIP
ADVENT INTERNATIONAL INVESTORS II LIMITED PARTNERSHIP
ADVENT PERFORMANCE MATERIALS LIMITED PARTNERSHIP
ADVENT PARTNERS LIMITED PARTNERSHIP
BERNARD MACH
LOMBARD ODIER & CIE
SCRIPT PARTNERS LIMITED PARTNERSHIP
THOMAS A. BOLOGNA
CARE CAPITAL INVESTMENTS II, L.P
BIOMEDICINE L.P.
HBM BIOVENTURES CAYMAN LTD
LYNWOOD CORPORATION
SGC PARTNERS I, LLC
SG ASSET MANAGEMENT
STELIOS PAPADOPOULOS
PETER REIKES
MICHAEL KAMDAR
CHORY WORLAND FAMILY TRUST OF 2001
RODNEY YOUNG
DECLAN QUIRKE
CHARLES MATHER
MARK SECREST
LANDESKREDITBANK BADEN-WUERTTEMBER-FODERBANK
PRISMA INVEST LTD.

                                   SCHEDULE B

K. G. XANTHOPOULOS, TRUSTEE OF THE K.G. XANTHOPOULOS TRUST,
ESTABLISHED JANUARY 30, 2002
SPYROS ARTAVANIS-TSAKONAS
CHARLES COHEN
STELIOS PAPADOPOULOS
K.C. NICOLAOU
CARROLEE BARLOW
KATHLEEN WILTSEY
PEER BORK